EXHIBIT 99.1

T-REX Acquisition Corp. Completes Asset Acquisition of Baoblock Inc.

Baoblock Inc.’s President, Antonio Oliveira named Chief Technology Officer at T-REX

DATE: April 1, 2025.Today, T-REX Acquisition Corp. (PINK: TRXA), a growth stage, multi-tiered, vertically integrated crypto-mining business, through its wholly owned subsidiary, Deinodon Mining Solutions, LLC, a Florida Limited Liability Company, announces the completion of its asset purchase of Baoblock Inc. (“Baoblock”).

Baoblock, based in Miami, Florida, is a provider of proprietary software used to monitor high speed crypto mining computers, a developer of large-scale data centers, and fabricator of crypto mining containers.

Frank Horkey, President of T-REX Acquisition Corp. said: “Through the asset acquisition of Baoblock Inc., T-REX adds the experience of a successful talent in the crypto mining industry, Antonio Oliveira, as our Chief Technology Officer and Board of Directors Advisor.  Antonio  Oliveira brings over a decade of experience in proprietary mining, development of large-scale data centers, fabrication and sales of crypto mining containers and the development of a robust mining monitoring software”. Frank  Horkey went on to say that “with the addition of Antonio Oliveira’s experience and expertise, having built hundreds of megawatts of infrastructure in the crypto industry, we expect to fast track T-REX’s expanding footprint in the data center and co-location markets. Additionally, Baoblock’s proprietary software solutions will allow us to remotely monitor and manage our proprietary and co-location mining operations from our headquarters in South Florida. This acquisition also provides T-REX with an exciting new vertical in the crypto mining container fabrication business, which will fuel our own expansion and will be made available for resale to other mining companies.”

Baoblock’s President, and new T-REX Chief Technology Officer, Antonio Oliveira stated, “I am thrilled to be joining T-REX Acquisition Corp.’s already highly capable team. I see enormous synergies through the addition of Baoblock’s technologies and know-how.  With my extensive experience in the crypto mining industry, I will assist T-REX in established proprietary mining operations. With the addition of my proprietary software, we will strive to maximize the efficiency and performance of our miners and those of our co-location tenants.  The software provides in depth, up to the minute monitoring and troubleshooting, which reduces downtime and maximizes each tera hash of productivity.”  Oliveira stated: “Further, I am proud to announce that T-REX has established a new income vertical in the mining container fabrication and distribution sector to be sold through its wholly owned subsidiary under the name Sabretooth Mining Containers, LLC.

About TRXA: T-REX Acquisition Corp.: is a growth stage, multi-tiered vertically integrated cryptocurrency mining business. T-REX has a wholly owned subsidiary, Raptor Mining LLC, designated for proprietary Bitcoin mining and trading for its own account. Its wholly owned subsidiary, Megalodon Mining and Electric, LLC, is the host of its data centers and provides co-location support and management to crypto currency miner groups Our wholly owned subsidiary fabricates and sells state of the art crypto mining containers.

Disclaimer

The information contained in this publication does not constitute an offer to sell or solicit an offer to buy securities of T-Rex Acquisition Corp. (the “Company”). This publication contains forward-looking statements, which are not guarantees of future performance and may involve subjective judgment and analysis. As such, there are no assurances that the Company will meet its expectations with respect to its future sales volume and profit margins. The information provided herein is believed to be accurate and reliable, however the Company makes no representations or warranties, expressed or implied, as to its accuracy or completeness. The Company has no obligation to provide the recipient with additional updated information. No information in this publication should be interpreted as any indication whatsoever of the Company’s future revenues, results of operations, or stock price.